EXHIBIT 3
                                                                     Page 1 of 2
                                      CSW CREDIT, INC.
                        AVERAGE MONTHLY ACCOUNTS RECEIVABLE BALANCES
                                   USING 50% RESTRICTION
                                        (Thousands)


                       Twelve Months       Twelve Months       Twelve Months
                           Ended               Ended               Ended
                     October 31, 1999     November 30, 1999   December 31, 1999
                     ----------------     -----------------   ------------------
  AFFILIATES
------------------
CPL                      $ 136,946            $ 138,527           $ 138,656
PSO                         78,969               78,072              78,293
SWEPCO                      98,480               97,314              97,228
WTU                         46,352               45,588              44,266
                     ----------------     -----------------   ------------------
      Total Affiliates:  $ 360,747            $ 359,501           $ 358,443
                     ================     =================   ==================

    NON-AFFILIATES
-----------------------
Texas - New Mexico
  Power                  $  55,695            $  56,619           $  57,333
Reliant Energy HL&P        453,748              450,358             448,465
                     ----------------     -----------------   ------------------

                         $ 509,443            $ 506,977           $ 505,798
                     ----------------     -----------------   ------------------

Reliant Energy HL&P Receivables
sold to Third parties            0                    0                   0
                     ----------------     -----------------   ------------------

  Total Non-Affiliates:  $ 509,443            $ 506,977           $ 505,798
                     ================     =================   ==================

Over/(Under) 50%
  Restriction            $ 148,696            $ 147,476           $ 147,355
                     ================     =================   ==================



                       AVERAGE MONTHLY ACCOUNTS RECEIVABLE PURCHASES
                             USING TEMPORARY RELIEF PROVISIONS
                                        (Thousands)


                       Twelve Months       Twelve Months       Twelve Months
                           Ended               Ended               Ended
                     October 31, 1999     November 30, 1999   December 31, 1999
                     ----------------     -----------------   ------------------

OTHER NON-AFFILIATES:
Texas - New Mexico
   Power                $   45,585           $   44,556           $  43,158
Temporary Relief
   Provision               100,000              100,000             100,000
                     ----------------     -----------------   ------------------

Over/(Under) Temporary
 Relief Provision       $  (54,415)          $  (55,444)          $ (56,842)
                     ================     =================   ==================

Reliant Energy HL&P     $  365,432           $  365,470           $ 363,529
-------------------
Temporary Relief
  Provision                450,000              450,000             450,000
                     ----------------     -----------------   ------------------
Over/(Under) Temporary Relief
  Provision             $  (84,568)          $  (84,530)          $ (86,471)
                     ================     =================   ==================

                                                                       EXHIBIT 3
                                                                     Page 2 of 2

                                   CSW CREDIT, INC.
                                  BAD DEBT WRITE-OFFS
                                      (Thousands)



                         October 31, 1999   November 30, 1999  December 31, 1999
                         ----------------   -----------------  -----------------

NON-AFFILIATES
----------------------
Texas - New Mexico Power    $  280                $  309             $  (97)
Reliant Energy HL&P            892                 1,001              1,119
                         ----------------   -----------------  -----------------

     Total Non-Affiliates:  $1,172                $1,310             $1,022
                         ================   =================  =================